                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                              State of
                                                          Incorporation or
           Subsidiary Name                                  Organization
           ---------------                                ----------------
Arkansas Western Gas Company                              Arkansas

Seeco, Inc.                                               Arkansas

Southwestern Energy Production Company                    Arknasas

Diamond "M" Production Company                            Delaware

Southwestern Energy Services Company                      Arkansas

Southwestern Energy Pipeline Company                      Arkansas

Arkansas Western Pipeline Company                         Arkansas

A.W. Realty Company                                       Arkansas

Overton Partners, L.P.                                    Texas